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                                                                   EXHIBIT 10.36

THIS DEBENTURE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

No. A-                                                  U.S. $__________________
                                                              _________ __, 2004

                                     FORM OF
                         SECURED SERIES A 10% DEBENTURE
                             DUE SEPTEMBER 30, 2005

         THIS SECURED SERIES A DEBENTURE is one of a duly authorized issue of debentures of NATURAL SODA HOLDINGS, INC., a Colorado corporation, having a principal place of business at 20971 E. Smoky Hill Rd., Centennial, CO 80015 (Tel: (720) 876-2373; Fax: (720) 876-2374) (the "Company"), designated as its
Senior Series A 10% Debentures (the "Secured Series A Debentures") due on September 30, 2005 (the "Maturity Date"), in an aggregate principal amount of $9,525,000 plus accrued but unpaid interest. This Secured Series A Debenture is purchased by ______________________

Capitalized words used in this Secured Series A Debenture not defined in the preceding paragraph are defined in Section 1, below.

         FOR VALUE RECEIVED, the Company promises to pay to the Holder

         (i) on or before the Maturity Date the principal sum stated above, and

         (ii) interest to the Holder on the principal sum at the rate of 10% per annum ("Interest"). Interest shall be paid from the date hereof, quarterly in arrears beginning June 30, 2004 (each such date an "Interest Payment Date").

Interest shall be calculated for the actual number of days elapsed for any period less than a full quarter. The principal of, and Interest on, this Secured Series A Debenture are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address of the Holder last appearing on the Company's records on the date such amounts become due.

         This Secured Series A Debenture is subject to the terms of the Debenture Purchase Agreement, the Securityholder Agreement and the following additional provisions.

         Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

                  "AmerAlia" means AmerAlia, Inc., a Utah corporation.

Series A Debenture

                                       1
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                  "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of Colorado are authorized or required by law or other government action to close.

                  "Collateral" is as defined in Section 2(b).

                  "Collateral Agent" means, Sentient Resources USA, Inc., a Colorado corporation.

                  "Debentures" means the Secured Series A Debentures, the Series B Debentures, the Series C Debentures, or any of them, as the context may require.

                  "Deeds of Trust" means both the Deed of Trust given by the Company to the Public Trustee and for the benefit of the Collateral Agent for the holders of the Debentures and the Sentient Entities of even date herewith and Deed of Trust given by the Subsidiary to the Public Trustee and for the benefit of the Collateral Agent for the holders of the Debentures and the Sentient Entities of even date herewith.

                  "Holder" means any Person who is a registered holder of this Debenture as listed in the books of the Company.

                  "Majority of the Holders" is as defined in Section 6(b).

                  "Material Adverse Effect" means a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of the Company or, as the case may be, of the Company and the Subsidiary taken as a whole.

                  "Maturity Date" means the date defined in the first paragraph or (if earlier) the date of any prepayment or acceleration.

                  "Other Debentures" means the Series B Debentures and the Series C Debentures.

                  "Person" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

                  "Pledge Agreement" means the Pledge Agreement dated February 20, 2003, between the Company and the Sentient Entities and Sentient Resources USA, Inc., as Pledgees' Agent, as amended.

                  "Debenture Purchase Agreement" means that certain Debenture Purchase Agreement dated as of the date hereof between the Company, AmerAlia, the Subsidiary, Sentient Executive GP I, Limited, acting on behalf of the General Partner of Sentient Global Resources Fund I, L.P., and Sentient (Aust) Pty. Limited, acting on behalf of Sentient Global Resources Trust No. 1.

                  "Security Agreements" means the Security Agreement between the Company and the Collateral Agent for the benefit of AmerAlia, the Subsidiary and Sentient dated as of the date hereof and the Security Agreement between the Subsidiary and the Collateral Agent for the benefit of AmerAlia, the Subsidiary and Sentient dated as of the date hereof.

                  "Securityholder Agreement" means the Securityholder Agreement, dated as of the date hereof between the Company, AmerAlia, the Subsidiary and Sentient.

Series A Debenture

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                  "Sentient" means any of Sentient Executive GP I, Limited,
acting on behalf of the General Partner of Sentient Global Resources Fund I, L.P., or Sentient (Aust) Pty. Limited, acting on behalf of Sentient Global Resources Trust No. 1.

                  "Series B Debentures" means the Company's Secured Subordinated Series B1 Debentures, due February 19, 2008, Secured Subordinated Series B2 Convertible Debentures, due February 19, 2008.

                  "Series C Debentures" means the Company's Unsecured Subordinated Series C Debentures, due February 19, 2008.

                  "Subsidiary" means Natural Soda, Inc., a Colorado corporation that is wholly-owned by the Company.

         Section 2. Seniority, Collateral, and Pari Passu.

         (a) The Secured Series A Debentures are senior to all amounts payable to the holders of the Other Debentures issued by the Company. No principal or interest may be paid on the Other Debentures while any Event of Default exists with respect to this Secured Series A Debenture and the other Secured Series A Debentures. No principal may be paid on the Other Debentures until the principal and Interest owing with respect to all outstanding Secured Series A Debentures have been paid in full.

         (b) Pursuant to the terms of a Collateral Holding and Liquidation Agreement, the Security Agreements, the Pledge Agreement and the Deeds of Trust, Collateral Agent holds a security interest, as collateral for repayment of all of the Secured Series A Debentures as well as (on a subordinated basis) the obligations under the Series B Debentures, in all of the outstanding shares of common stock of the Subsidiary plus all other assets of the Company and the Subsidiary (the "Collateral"). The Collateral Holding and Liquidation Agreement is incorporated herein as if fully set forth, and the rights of the Holder are subject to the terms of said agreements.

         (c) No payments will be made to the holder of this Secured Series A Debenture unless a proportional payment (based on outstanding principal amount) is made with respect to all other Secured Series A Debentures. This Secured Series A Debenture will be treated in pari passu with all other Secured Series A Debentures.

         (d) Notwithstanding Section 2(a) above, if the Secured Series A Debentures issued to AmerAlia are (i) not subject to any pledge agreement or other security arrangement with a third party or (ii) not held by a third party, the Secured Series A Debentures shall be pari passu with the Series B Debentures for all purposes.

         Section 3. No Sale or Transfer. This Secured Series A Debenture may not be sold, transferred, assigned, hypothecated or divided into two or more Debentures of smaller denominations except to the extent such sale, transfer, assignment, hypothecation or division has been approved pursuant to the terms of the Securityholder Agreement. Subject to the foregoing, transfers of this Debenture shall be registered upon registration books maintained for such purpose by or on behalf of Company. Prior to presentation of this Secured Series A Debenture for registration of transfer, Company shall treat the registered holder hereof as the owner and holder of this Secured Series A Debenture for the purpose of receiving all payments of principal and interest hereon and for all other

Series A Debenture

                                       3
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purposes whatsoever, whether or not this Secured Series A Debenture shall be overdue and Company shall not be affected by notice to the contrary.

         Section 4. Provisions Regarding Payment of Interest. Interest hereunder will be paid to the Holder on each Interest Payment Date; provided, however, that the Interest payable shall not be higher than the maximum interest allowable under applicable law. If the Interest payable is higher than the maximum amount payable under applicable law, the Company shall only pay the amount allowable under applicable law.

         Section 5. Trade Sale. Except as provided in the Securityholder Agreement, if the Company should assign, transfer or sell its interest in the Subsidiary to a Person unaffiliated with the Company, or should the Subsidiary sell, assign or transfer, all or substantially all of its assets, the Company shall be obligated to prepay this Secured Series A Debenture including accrued and unpaid Interest pari passu with the other Secured Series A Debentures, but prior to any payment to the obligations under the Other Debentures, to the extent of the consideration received by the Company or the Subsidiary in such a transaction.

         Section 6. (a) "Event of Default" wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

                           (i) Any default in the payment of the principal of or Interest on this Secured Series A Debenture as and when the same shall become due and payable, (whether on the Maturity Date or by acceleration or otherwise);

                           (ii) The Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of, this Secured Series A Debenture or and such failure or breach shall not have been remedied within 30 days after the date on which notice of such failure or breach shall have been given;

                           (iii) The occurrence or existence of any condition that constitutes an event of default or that would constitute an event of default with the giving of notice, the passage of time, or both, under the terms of any of the Debentures, or any other material indebtedness of the Company or the Subsidiary;

                           (iv) The occurrence of any event that would, upon passage of time or otherwise, have a Material Adverse Effect on the Company, or the Subsidiary; or

                           (v) The Company, or the Subsidiary shall commence a voluntary case under the United States Bankruptcy Code or insolvency laws as now or hereafter in effect or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company under the Bankruptcy Code and the petition is not controverted within 30 days, or is not dismissed within 60 days, after commencement of such involuntary case; or a "custodian" (as defined in the Bankruptcy

Series A Debenture

                                       4
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                                    Code) is appointed for, or takes charge of,
                                    all or any substantial part of the property of the Company or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or there is commenced against the Company any such proceeding which remains undismissed for a period of 60 days; or the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay its debts generally as they become due; or the Company shall call a meeting of all of its creditors with a view to arranging a composition or adjustment of its debts; or the Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing.

         (b) Remedies. The Holder may declare a default under Section 6(a)(i) upon not less than 15 days' written notice to the Company. For so long as Sentient holds any of the Secured Series A Debentures, only Sentient may declare an Event of Default under Sections 6(a)(ii) through (v), and it may do so only after 15 days' written notice to the Company. If Sentient does not hold any of the Secured Series A Debentures, the Holder, together with all other holders of Secured Series A Debentures based on a majority vote by principal amount of the Holders of all other Secured Series A Debentures (a "Majority of the Holders") may declare an Event of Default under Sections 6(a)(ii) through (v) on 15 days' written notice to the Company. If the Company fails to cure an Event of Default within such period (or if the cure cannot be reasonably completed within such period, commence the cure of the Event of Default and diligently pursue such cure), Sentient or (if applicable) a Majority of the Holders may:

                           (i) Declare all amounts due under the Secured Series A Debentures (and, if Sentient declares such default, all other Debentures then held by the Sentient) immediately due and owing and exercise all rights with respect thereto permitted by law;

                           (ii) Subject to the terms of the Collateral Holding and Liquidation Agreement, the Security Agreements and the Pledge Agreement, cause the Company and the Subsidiary to transfer ownership of the Collateral on its books to Sentient on behalf of the Holder and all other holders of the Secured Series A Debentures and Series B Debentures, and exercise all rights to vote with respect to the Pledged Shares (including the right to elect the board of directors of the Subsidiary by shareholder consent);

                           (iii) Apply to a court with its seat in Colorado that has jurisdiction over the Company or the Subsidiary for the appointment of a receiver to

Series A Debenture

                                       5
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                                    manage the assets and operations of the
                                    Company or the Subsidiary; or

                           (iv) Assert any other remedy available at law or in equity.

         Section 7. Prepayment. The Company may prepay this Secured Series A Debenture in whole or in part at any time prior to the Maturity Date upon not less than 30 days' written notice to the Holder. Any prepayment shall include payment of accrued and unpaid Interest.

         Section 8. No Impairment. Except as expressly provided herein, no provision of this Secured Series A Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and Interest on, this Secured Series A Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Secured Series A Debenture is a direct obligation of the Company.

         Section 9. No Rights as a Shareholder. This Secured Series A Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings.

         Section 10. Mutilated, Lost or Stolen Debentures. If this Secured Series A Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed debenture, a new Debenture for the principal amount of this Secured Series A Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and adequate indemnity, if requested, all reasonably satisfactory to the Company.

         Section 11. Governing Law. This Secured Series A Debenture shall be governed by and construed in accordance with the laws of the State of Colorado. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of Denver, Colorado, or the state courts of the State of Colorado sitting in Arapahoe County, Colorado in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under any of this Secured Series A Debenture.

         Section 12. Waiver of Jury Trial; No Other Waivers. The Company and the Holder hereby waive the right to a trial by jury in any action, proceeding or counterclaim in respect of any matter arising out or in connection with this Debenture. Any waiver by the Company or the Holder of a breach of any provision of this Secured Series A Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Secured Series A Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Secured Series A Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Secured Series A Debenture. Any waiver must be in writing.

         Section 13. Severability. If any provision of this Secured Series A Debenture is invalid, illegal or unenforceable, the balance of this Secured Series A Debenture shall remain in effect, and if

Series A Debenture

                                       6
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any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.

         Section 14. Obligations Due on a Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next calendar month, the preceding Business Day in the appropriate calendar month).

         Section 15. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses of the parties as set forth in the Debenture Purchase Agreement or on the register maintained by Company. Notice shall conclusively be deemed to have been given when received.

Series A Debenture

                                       7
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         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer duly authorized for such purpose, as of the date first above indicated.

                                                     NATURAL SODA HOLDINGS, INC.

                                                     By ________________________
                                                     Name:  Bill H. Gunn
                                                     Title: President

Attest:

By: _________________________________
    Robert C.J. van Mourik, Secretary

         Accepted this _____ day of __________, 2004 by the undersigned, thereunto duly authorized, in accordance with the terms of the Debenture Purchase Agreement.

                                              AMERALIA, INC.

                                              By: ______________________________
                                                         Bill H. Gunn, President

                               Series A Debenture